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                                                                   EXHIBIT 10.9
                                                                   ------------

               COLLECTORS UNIVERSE/EBAY MUTUAL SERVICES TERM SHEET
               ---------------------------------------------------

eBay Inc., a Delaware corporation, with offices located at 2005 Hamilton Avenue, Suite 350, San Jose, CA 95125 ("eBay") and Collectors Universe, located at P.O. Box 9458 Newport Beach, CA 92658 ("Provider") hereby enter into the following agreement as set forth in this Term Sheet dated February 10, 1999, and in eBay's Mutual Services Agreement, which is made a part hereof.

1.       Provider's Responsibilities.  Provider agrees to provide the following:

A. Premium grading and authentication services directly to eBay users in the areas of coins via Professional Coin Grading Service ("PCGS"), and trading cards via Professional Sports Authenticators ("PSA") or other services as available and mutually agreed upon, as per Provider's current services and policies.

B. Design a page that describes the services that will be provided to eBay users, by the Provider (herein, "Services Page") hosted on Provider's web site for eBay's users to access for grading and authentication services by PCGS or PSA, or other services as available and mutually agreed upon. This page will include the following elements:

         a) The customer support and guarantee of Provider on all services.

         b) The pricing structure for all services available to eBay users from Provider.

         c) Information about the eBay Collector's Club (as defined below).

         d) The eBay logo in the upper left hand corner of the page and the Provider's logo in the upper right-hand corner of the page.

         e) A text link at the bottom of the page saying the services are provided by Provider, and not by eBay.

         f) There will not be links to other areas of the Provider's site other than the pages designated for eBay users as specified above.

         g) eBay may at its sole discretion add or remove information contained within this page by providing notice to Provider and a reasonable time to implement such changes as necessary.

C. In compliance with eBay's branding and trademark policies, eBay Marks will be included on all web pages and communications related to the provision of grading or authentication services to eBay users. In all cases, Provider shall clearly indicate to eBay users that such services are provided by Provider, and not eBay. Such communications will include:

         a) eBay/PSA area on Provider's web site to host content and services for eBay users ("Collector's Club") related to com and/or sports collecting categories, or other categories to be mutually agreed upon.

         b) PCGS/PSA verification pages, and verification pages of other services provided by Provider on the provider's site. These verification pages will include the following elements:

            (a) A digital photo of the item for which the service was performed
                (if photos are available by Provider).

            (b) A description of the grade or authenticity of the item for which the service was performed.

            (c) The guarantee available on the item for which the service was performed.

            (d) A link back to the eBay item auction page.

            (e) The certification number of the item for which service was performed.

            (f) The eBay logo in the upper left corner of the page and the
                Provider's logo in the upper right corner of the page.

         c) Customer support web page on Provider's web site for eBay users.

         d) When Provider mails eBay users the materials, such as graded or authenticated documents, such mailings will include eBay Marks.

            (g) Within the mailings as specified above, Provider will create instructional document to teach eBay sellers how to include Provider's logo and link to the verification page on Provider's web site within the seller's auction listing on eBay.

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[*] Confidential portions omitted and filed separately with the Securities and
    Exchange Commission
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D.       Guaranteed customer service and support metrics for eBay users, equal to or better than existing support service to Provider's other customers.

E. The Provider will offer a 10% discount to eBay users at the time of sale for all grading and authentication services. This discount will be provided for a period of 30 days from the first date these services are made available from the eBay web site. Following the 30 day period, Provider will offer eBay users a 10% rebate on all grading and authentication services. This rebate will be remitted to eBay along with the eBay user name so that eBay can credit the eBay user's eBay account.


F. Provider will pay eBay [*]% of gross revenue generated from all grading and authentication services, Collector's Club membership or other services that are provided by Provider to eBay users.


G. Provider will make payments to eBay after Provider receives payment from eBay users on services rendered by Provider. Payments to eBay by Provider will be on the 30th of each month after the execution date.

H. Provider will design an eBay Collector's Club web page with content to be mutually agreed upon by all parties, in writing.

I. Grading or authentication services are not contingent on membership in the Collector's Club.

J. Two original articles: 1 for coins, 1 for trading cards, to educate eBay users about grading, authentication and its benefits. These articles will be found on the coins and trading cards category home pages or other category home pages as services become available, and in the starter guides on the category home pages as referenced above. These articles will link to the grading services page on eBay.


K. Provider agrees to provide eBay monthly reporting of the following items:

            (a) Total visitors to the eBay services page on Provider's website.
            (b) Total visitors to the eBay item verification pages.
            (c) Total and new eBay Collector's Club members.
            (d) Total and new grading and authentication services to eBay users.
            (e) Total and average gross revenue by service offering.
            (f) Total and average discount or rebate.
            (g) Detailed report of individual activity for the Collector's Club and grading and authentication services. These reports should include:

                (i)    First name.
                (ii)   Last name.
                (iii)  Email address.
                (iv)   eBay User ID.
                (v)    Date of registration.
                (vi)   Type of activity.
                (vii)  Volume of activity (total).
                (viii) Volume of activity (current month).
                (ix)   Total rebate provided.
                (x)    Total rebate provided current month.


            (h) Other data may be reported as mutually agreed upon.

2. eBay Responsibilities. eBay agrees to promote the availability of grading and authentication services in the following ways:

A. Internal house banners to be rotated within the eBay web site. These banners will include untargeted run of site advertising as well as more targeted advertising in categories for which grading and authentication services are offered, in eBay's sole discretion.

B. eBay will include the articles submitted by Provider into the category starter guides on the eBay web site.

C. eBay will include a link to the articles as referenced above on seller services page at: http://pages.ebay.com/aw/seller-services.html, and the buyer services page at:
         http://pages.ebay.com/aw/ps.html on eBay.

D. eBay will include information about the services provided by Provider in targeted emails to eBay buyers and sellers.


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E.       eBay will mention Provider on selected eBay web pages and
         communications related to grading or authentication services to eBay customers in the coins or trading cards categories, and work with Provider to create instructional page on how to include Provider's logo and link to the verification page on Provider's site.

F. Design a page to route eBay users to a web page designated by Provider, describing the grading and authentication services supplied by the Provider to eBay customers.

G. eBay agrees not to promote the 10% discount period on the services offered by Provider to eBay users in either Coin World or Sports Collectors Digest.

3. Term. The Term of this Agreement shall be for eighteen (18) months beginning on the Execution date (defined below).

         Provider's authentication, grading, and other web pages designed for eBay shall not link to Provider's auction listings or to web sites published or produced by any eBay competitor. Collectors Universe will not specifically focus or target those customers who have utilized the eBay/PCGS and eBay/PSA grading and authentication service offerings, or other such services as may be mutually agreed, with marketing programs, such as direct e-mails or other direct mail campaigns, regarding other auction services.

The parties below have read and understand the terms and conditions set forth in this Agreement and by signing agree to be bound by these terms and conditions. The date of execution shall be the later of the two signatures below (the "Execution Date").

eBay, Inc.                                        Louis Crain
2005 Hamilton Avenue Suite 350                    Collectors Universe
San Jose, CA  95125                               P.O. Box 9458
                                                  Newport Beach, CA  92658


/s/ Steve Westley                                 /s/ Louis Crain
--------------------------------                  ------------------------------
Signature                                         Signature

Vice President Marketing & BD                     CEO
--------------------------------                  ------------------------------
Title                                             Title

2/24/99                                           2/24/99
--------------------------------                  ------------------------------
Date                                              Date





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                             EBAY SERVICES AGREEMENT
                             -----------------------

         These standard terms and conditions (the "Agreement") shall govern the placement of advertising, revenue sharing, and other related services as set forth in the attached deal term sheet (the "Term Sheet"). The Term Sheet shall set forth the specific authentication/grading services to be provided to eBay customers, and placement and run for advertising, articles, revenue sharing and other deliverables to be granted to eBay Inc. ("eBay") from the specified authentication/web site service ("Provider"), in exchange for an equal value of advertising and onsite promotion to be provided by eBay. All Term Sheets must be accepted in writing by eBay in order to be effective.

1) Terms of Payment. The Provider will pay eBay on a monthly basis following thirty days after the first day this Agreement and applicable Term Sheets are effective. Payments shall be made to eBay within thirty (30) days from the date due. All payments shall be accompanied by reasonable documentation available to Provider at such time setting forth the number of eBay customers that used the Provider's online authentication service (the "Service") for the relevant billing month, as well as information supporting the calculation of monies payable. Provider shall be responsible for the payment of all taxes and duties assessed in connection with payments made hereunder.

2) Mutual License to Use Materials. Both parties hereby grant to the other a limited, non-exclusive, non-transferable license to use the articles, advertising materials, and content (collectively "Materials") stipulated in each Term Sheet, and the related trademarks, servicemarks and logos set forth in the Term Sheet, or as otherwise specified in writing by the applicable parties (collectively "Marks"), solely to display articles, advertisements, and links to such party's web site in accordance with this Agreement. Each party hereby admits and recognizes the other's exclusive ownership of the other's Marks and the renown of such Marks worldwide. Each party agrees not to take any action inconsistent with the other's ownership of the other's Marks and agrees that any benefits accruing from use of such Marks shall automatically vest in the other party. No party shall form any combination marks with the other's Marks. No party may modify for public display any Materials or Marks provided to the other except upon receiving the other's prior written approval.

3) License to Use Articles. Provider hereby grants to eBay a non-exclusive, worldwide, perpetual, irrevocable, royalty-free right to use, reproduce, publicly display and digitally perform the feature articles described in the Term Sheet in accordance with the Agreement.

4) Positioning and Display Criteria. Each party shall position all advertising on the other's site, and shall establish a link to the other's site, as designated in the Term Sheet or such other URL as may be specified by the other party from time to time. Each party shall use its best efforts to maintain its sites and to meet all display and usage requirements and levels of impressions, as set forth in a Term Sheet.

     a) Format of Materials. Each party will provide all Materials in a format and a transmission method reasonably agreed upon by the parties and identified in the Term Sheet.

     b) Right to Reject Advertisement. Each Party has the right to reject any of the other's Materials, and to cancel any of the other's advertisements, if that party has good cause to


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         believe that the other party's Materials may: infringe the rights of a third party; or subject either party to indemnify the other, as provided in Section 8 herein. However, that party must first provide the other party with written notice of such rejection and/or cancellation, together with the specific reason for such rejection and/or cancellation, and any materials supporting such reason.

5) Limitation of Liability. WITH THE EXCEPTION OF A BREACH OF THE CONFIDENTIALITY PROVISIONS OF SECTION 10, IN NO EVENT SHALL EBAY OR ITS SUPPLIERS BE RESPONSIBLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOST OPPORTUNITIES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE AND REGARDLESS OF THE CAUSE OF ACTION UPON WHICH ANY SUCH CLAIM IS BASED. IN NO EVENT SHALL EBAY'S LIABILITY UNDER ANY TERM SHEET EXCEED $10,000.

6)       Indemnification.

     a) eBay Indemnification. eBay agrees to indemnify the Provider against any and all amounts finally awarded against Provider (including reasonable attorneys' fees and costs) in connection with any third-party claim that eBay's Materials or Marks (in unmodified form with no additional material added) infringe any U.S. trademark, copyright, or trade secret, or libel, defame, or invade the rights of publicity or privacy of any third party. The foregoing indemnity is subject to the Provider:
         (i) providing eBay with prompt written notice upon becoming aware of any such claim; (ii) reasonably co-operating with eBay in the defense of such claim; and (iii) providing eBay with the sole and exclusive control of the defense and settlement of any such claim. The foregoing indemnity shall not apply to claims arising from actions where the Provider has: (i) modified the eBay Materials; (ii) added to the eBay Materials; or (iii) used thc eBay Materials in a manner not expressly authorized in this Agreement. THE FOREGOING CONSTITUTES THE SOLE AND EXCLUSIVE REMEDY OF THE PROVIDER IN THE EVENT OF ANY THIRD PARTY CLAIM RELATED TO THE EBAY MATERIALS OR MARKS.

     b) Provider Indemnification. Provider agrees to indemnify eBay against any and all amounts finally awarded against eBay (including reasonable attorneys' fees and costs) in connection with any third-party claim arising from Provider's Service or web site. The foregoing indemnity is subject to eBay: (i) providing the Provider with prompt written notice upon becoming aware of any such claim; and (ii) reasonably co-operating with the Provider in the defense of such claim. eBay shall have the right to participate in any action at its own expense. Provider may not compromise or settle any claim which could give rise to any liability for eBay without eBay's prior written consent, such consent to be eBay's sole and exclusive discretion. The foregoing indemnity shall not apply to the extent the liability arises from a claim where eBay has:
         (i) modified the Provider's Materials; (ii) added to the Provider's Materials; or (iii) used the Provider's Materials in a manner not expressly authorized in this Agreement.

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7)   Warranties and Representations. Each party agrees that: (i) all advertisements and links shall be displayed in accordance with this Agreement and in a professional and tasteful manner and shall not be used to endorse, or imply the endorsement of the other party's or any third party's products or services; (ii) each party shall endeavor to operate its site and service in a professional manner; and (iii) each party shall at all times comply with all laws and regulations applicable to its site and its performance under the Agreement; provided, however, that this representation does not apply to content placed on either party's web site by third parties. In the event of either party's breach of any warranty or representation set forth in this Section 7, the other party may terminate this contract, without liability of any kind, upon providing the party in breach with five (5) days written notice and opportunity to cure.

8) Cancellation and Termination. eBay may cancel this Agreement and/or any Term Sheet or portion thereof, upon providing thirty (30) days written notice. Upon any termination or expiration of this Agreement, or any Term Sheet, all licenses granted to the other party hereunder shall immediately terminate, and the other party shall cease using and promptly return and purge its files of all the other party's Materials and confidential information. All payments for work completed shall be made within thirty
     (30) days from the termination of this Agreement, or any Term Sheet. Neither party shall have any liability from termination in compliance with this section. The terms and conditions of Sections 6, 7, 8, 9, 10, and 11 shall survive any expiration or termination of this Agreement.

9) Construction. No terms and/or conditions other than those set forth in a Term Sheet or this Agreement shall be binding on eBay unless expressly agreed to in writing by eBay. In the event of any inconsistency between a Term Sheet and this Agreement, this Agreement shall control.

10)  Confidentiality.

     a) The parties shall use their reasonable efforts to keep confidential the terms and conditions of the Agreement and of any Term Sheet, and all information regarding the specific viewing of each party's advertisements, the click-through rates of such advertisements, the demographics of viewers who click-through to such web site, the information of such users who click through from eBay to such web site, and such other information as is identified and treated as confidential by the party seeking to have the information treated confidentially and is not (and does not become through no fault of the other party) publicly known or available. Each party may not disclose the other party's confidential information and may not use such information except as required to perform under this contract and agrees to take the same care to preserve the confidentiality of such information as it uses with respect to preserving the confidentiality of its own confidential information.

     b) Both parties shall use their reasonable efforts to follow the eBay Privacy Policy with respect to information that is protected under such Policy. Such information that is confidential information under that Policy is treated as confidential information under this Agreement.

     c) The breach of this confidentiality provision by either party would cause the other party irreparable harm and the harmed party shall be entitled to appropriate injunctive relief in the event of such breach. However, both parties may use aggregate demographic information once stripped of any personal identifiable information. The confidentiality restrictions on



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         information contained within each Term Sheet shall expire three years after the termination of this Agreement and/or any applicable Term
         Sheet.

11) Miscellaneous. This Agreement, together with any applicable Term Sheet (collectively the "Relationship"), (a) shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; (b) may be amended only by a written agreement executed by an authorized representative of each party; and (c) constitute the complete and entire expression of the agreement between the parties with respect to the subject matter hereof, and shall supersede any and all other agreements, whether written or oral, between the parties. All waivers hereunder must be expressly made in writing. The parties shall be deemed to have the status of independent contractors, and nothing in this Relationship shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers. Should any provision of this Relationship be held to be void, invalid, or inoperative, such provision shall be modified to reflect the fullest enforceable intent of the parties, or if such modification is not possible, severed, and the remaining provisions of this contract shall not be affected and shall continue in full force and effect. Venue for all disputes arising out of or related to the Relationship shall be the state and federal courts located in Santa Clara County, California.



                                                      Collectors Universe
                                                      /s/ Louis M. Crain
                                                      --------------------------
                                                      Louis M. Crain, CEO
                                                      2/24/99










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